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                                  EXHIBIT 10(G)

                        ADDENDUM TO EMPLOYMENT AGREEMENT,
                            DATED SEPTEMBER 18, 1997
                                     BETWEEN
                          FIDELITY NATIONAL CORPORATION
                                       AND
                              JAMES B. MILLER, JR.



         This Addendum ("Addendum") is entered into as of the 3rd day of November, 1997, by and between Fidelity National Corporation ("Corporation") and James B. Miller, Jr. ("Executive").

            WHEREAS, the Corporation and the Executive have entered into an Employment Agreement, dated September 18, 1997 ("Employment Agreement"); and

            WHEREAS, the parties wish to amend paragraph 3(b) as set forth therein.

            NOW THEREFORE, in consideration of the mutual promises herein made and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                1. Amendment of paragraph 3(b). Paragraph 3(b) of the Employment Agreement, is amended to add the following:

                    Subsequent to the date of any written notice of termination provided to Miller pursuant to this paragraph 3(b), Fidelity shall engage the independent accounting firm regularly utilized by Fidelity (the "Accounting Firm") to provide to Fidelity and Miller, at Fidelity's expense, a determination of whether any compensation payable to Miller pursuant to this paragraph 3(b) constitutes a "parachute payment" (A "Parachute Payment") as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). If the Accounting Firm determines that any compensation payable to Miller pursuant to this paragraph 3(b) constitutes a Parachute Payment, the Accounting Firm shall also determine:
                    (i) the amount of the excise tax to be imposed under Section 4999 of the Code; (ii) whether Miller would realize a greater amount after federal and Georgia income taxes (assuming the highest marginal rates then in effect apply) if the compensation payable to Miller pursuant to this paragraph 3(b) were reduced (assuming latest payments are reduced first) so that no amount payable to Miller hereunder constitutes a Parachute Payment than he would realize after federal and Georgia income taxes (assuming the highest marginal rates then in effect apply) so that no amount payable to Miller hereunder constitutes a Parachute Payment than he would realize after federal and Georgia income taxes (assuming the highest marginal rates then in effect apply) and after imposition of the excise tax

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                    under Section 4999 of the Code if the amounts payable to
                    Miller hereunder were not so reduced; and (iii) if the Accounting Firm determines in (ii) above that Miller would realize a higher amount if the compensation payable to miller were so reduced, the amounts of the reductions. All determinations should be made on a present value basis. The Accounting Firm shall provide to Fidelity and to Miller a written report of its determinations hereunder no later than forty-five (45) days prior to the termination date. No later than fifteen (15) days following his receipt of the report from the Accounting Firm, Miller may notify Fidelity in writing of any disagreement with said report, and in such case, Fidelity shall direct the Accounting Firm to promptly discuss its determinations with an accountant or other counsel designated by Miller in his written notice and seek to reach an agreement regarding same no later than fifteen
                    (15) days prior to the termination date, with Fidelity and Miller, each bearing the cost of their own accountants or counsel. If no agreement can be reached, the matter shall be promptly submitted to binding arbitration under paragraph 13 hereof. The determinations so made shall be binding on the parties. If it is determined hereunder that Miller would realize a greater amount after federal and Georgia income taxes (assuming the highest marginal rates then in effect apply) if the compensation payable to him pursuant to this paragraph 3(b) were reduced (assuming latest payments are reduced first) so that no amount payable to Miller hereunder constitutes a Parachute Payment, then the amounts payable to Miller pursuant to this paragraph 3(b) shall be so reduced.

         2. Ratification. Except as set forth herein, the parties hereto ratify and confirm the Employment Agreement.

            IN WITNESS WHEREOF, the parties have executed this Addendum as of the date and year first set forth above.



                                            FIDELITY NATIONAL CORPORATION



                                            By:/s/ R. Phillip Shinall, III
                                               ---------------------------------
                                               Name: R. Phillip Shinall, III
                                               Title: Director


                                            EXECUTIVE


                                               /s/ James B. Miller, Jr.
                                               ---------------------------------
                                               James B. Miller, Jr.


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